UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Yunhong CTI Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

YUNHONG CTI LTD.

22160 North Pepper Road

Lake Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON JUNE 29, 2020

To:	Shareholders of Yunhong CTI Ltd.

The annual meeting of the shareholders of Yunhong CTI Ltd. (the “Company”) will be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, on Monday, June 29, 2020, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect 7 directors to hold office during the year following the annual meeting or until their successors are elected ;

2.	To approve a non-binding proposal on executive compensation;

3.	To recommend, by non-binding vote, the frequency of future non-binding advisory votes on executive compensation;

4.	To ratify the appointment of RBSM LLP (“RBSM”) as auditors of the Company for the fiscal year ending December 31, 2020;

5.	To transact such other business as may properly come before the meeting.

The close of business on June 3, 2020, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

June 8, 2020	/s/ Frank J. Cesario
Frank J. Cesario, President, Chief Executive Officer, Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope or you may submit your proxy via the Internet or by using the toll-free number provided on your proxy card. Your proxy may be revoked by you at any time before it has been voted.

YUNHONG CTI LTD.

22160 North Pepper Road

Lake Barrington, Illinois 60010

PROXY STATEMENT

Information Concerning the Solicitation

The Board of Directors (the “Board”) of Yunhong CTI Ltd. (the “Company”) is furnishing this proxy statement for the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of the Company to be held at 9:00 a.m. Central Time on June 29, 2020, at 22160 N. Pepper Road, Lake Barrington, Illinois 60010. The proxy materials are being mailed on June 9, 2020 to shareholders of record on June 3, 2020. This proxy statement has been posted on the Internet and may be viewed at www.proxyvote.com.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mail, but certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to either (i) vote by completing and mailing the proxy card enclosed with the Proxy Materials as soon as possible, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote by telephone by using the toll-free number on the proxy card. If you elect to vote using the proxy card please indicate on the card how you wish to vote, sign and send it in the enclosed envelope. If you do return the proxy card and do not indicate how you wish to vote, your proxy card will be voted as recommended by the Board of Directors.

Quorum and Voting

Only shareholders of record at the close of business on June 3, 2020 (the “Record Date”), are entitled to vote at the Annual Meeting. On that date, there were 4,494,608 shares of the Company’s common stock, no par value per share, (the “Common Stock”) outstanding. Each share of Common Stock is entitled to one vote. A simple majority of the issued and outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting, but in no event shall a quorum consist of less than one-third of the votes of the shares entitled to vote. Seven directors will be elected by the Company's shareholders of record at the Annual Meeting. Our Common Stock does not contain cumulative voting rights. The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting at which a quorum is present. The approval of a non-binding vote on executive compensation will require the affirmative vote of a majority of the shares voted on the proposal at the Annual Meeting. The ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the Annual Meeting.

If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials, “FOR” the non-binding approval of executive compensation, “FOR” the non-binding approval of the frequency of the non-binding advisory votes on executive compensation, and “FOR” the appointment of RBSM as the Company’s independent registered public accounting firm.

A shareholder submitting a proxy prior to the Annual Meeting may revoke the proxy at any time before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person at the Annual Meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this proxy statement, the persons named in the proxy will have full discretionary authority to vote.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

AND SIGNIFICANT SHAREHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of the Record Date. In addition, the table provides information concerning the current beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company.

The amounts and percentage of stock beneficially owned are reported based on regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after June 3, 2020. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which he has no economic interest. The percentage of Common Stock beneficially owned is based on 4,494,608 shares of Common Stock outstanding as of the Record Date.

Name and address of beneficial owner	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock		Percentage of Common Shares Beneficially Owned
Directors and Named Executive Officers
Frank J. Cesario	2,000		-		*
President, Chief Executive Officer, Chief Financial Officer and Secretary
Jana Schwan	5,725		-		*
VP Operations
Bret Tayne	13,666		-		*
Director
John Klimek	1,457		-		*
Director
Art Gisonni	140,000		-		3.11%
Director
Yubao Li	4,900,000	(1)	450,000	(2)(3)	54.47%
Chairman of the Board
Wan Zhang	-		-		-
Director
Yaping Zhang	-		-		-
Director
All officers and directors as a group (8 persons)	5,062,848		450,000		56.29%
5% Holders
John Schwan	1,011,439	(4)			22.46%
Stephen M. Merrick	834,800	(5)			18.54%

* Less than 1%

1.

Represents 400,000 shares of common stock and 4,500,000 shares of common stock issuable upon conversion of 450,000 shares of Series A Convertible Preferred Stock held by LF International Pte. Ltd., a Singapore private limited company, which is beneficially owned by Mr. Yubao Li.

2.	Represents approximately 83% of the issued and outstanding shares of the Company’s Series A Preferred.
3.	These shares are held by LF Investments Pte. Ltd., a Singapore private limited company controlled by Mr. Li.
4.	Includes 8,000 shares of the Company’s Common Stock issuable upon exercise of outstanding options held by Mr. Schwan. Mr. Schwan resigned as Chairman of the Board of Directors on June 1, 2020.
5.	Includes 8,000 shares of the Company’s Common Stock issuable upon exercise of outstanding options. Mr. Merrick resigned as a Director of the Company on June 1, 2020.

To our knowledge, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

On January 3, 2020, the Company entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and LF International Pte. Ltd., a Singapore private limited company (the “Investor”), which is beneficially owned by Mr. Yubao Li, then director and now Chairman of the Board of the Company, agreed to purchase, up to 500,000 shares of the Company’s newly created Series A Convertible Preferred Stock, no par value per share (“Series A Preferred”), with each share of Series A Preferred initially convertible into ten shares of the Company’s common stock, at a purchase price of $10.00 per share, for aggregate gross proceeds of $5,000,000 (the “LF International Offering”). On January 13, 2020, the Company conducted its first closing of the LF International Offering, resulting in aggregate gross proceeds of $2,500,000, and the source of funds was working capital of the Investor. Additionally, on January 13, 2020, the Company elected Mr. Yubao Li to its Board of Directors. Mr. Li was appointed pursuant to the Purchase Agreement, whereby the Investor, which is controlled by Mr. Li, received the right to appoint one member to the Company’s board of directors, subject to adjustment. The Series A Preferred includes a limitation on beneficial ownership, whereby the Investor may not convert any shares of Series A Preferred to the extent that after giving effect to such conversion, the Investor (together with its affiliates) would have acquired, through conversion of shares of the Series A Preferred, beneficial ownership of a number of shares of the Company’s common stock that exceeds 4.99% ("Maximum Percentage") of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be waived, in whole or in party, upon 61 days' prior notice from Investor to the Company. The Purchase Agreement contemplates a second closing for the purchase and sale of an additional 250,000 shares of Series A Preferred (the “Second Closing”), which is subject to certain closing conditions.

On February 24, 2020, to permit an interim closing prior to the satisfaction of the relevant closing conditions to, and the consummation of, the Second Closing, the Company and the Investor entered into an amendment to the Purchase Agreement (the “Purchase Agreement Amendment”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, 70,000 shares of Series A Preferred at a purchase price of $10.00 per share, for aggregate gross proceeds of $700,000 (the “Interim Closing”). As an inducement to enter into the Purchase Agreement Amendment, the Company i) granted to the Investor the right to appoint and elect a second member to the Company’s Board of Directors and ii) agreed to issue to the Investor 140,000 shares of the Company’s common stock. On February 28, 2020, the Company and the Investor closed on the Interim Closing.

On April 13, 2020, to permit an additional interim closing prior to the satisfaction of the relevant closing conditions to, and the consummation of, the Second Closing, the Company and the Investor entered into a second amendment to the Purchase Agreement (the “Second Purchase Agreement Amendment”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, 130,000 shares of Series A Preferred at a purchase price of $10.00 per share, for aggregate gross proceeds of $1,300,000 (the “Additional Interim Closing”). As an inducement to enter into the Second Purchase Agreement Amendment, the Company i) granted to the Investor the right to appoint and elect a third member to the Company’s Board of Directors at the Company’s next annual meeting of stockholders and ii) agreed to issue to the Investor 260,000 shares of Common Stock. On April 13, 2020, the Company and the Investor closed on the Additional Interim Closing.

Upon the contemplated Second Closing of the LF International Offering, which is subject to certain closing conditions as set forth in the Purchase Agreement, as amended, the Investor would acquire an additional 50,000 shares of Series A Preferred and would then hold, in the aggregate, approximately 57% of the voting control of the Company, resulting in a change in control of the Company. Currently, the Company is controlled by management and certain directors of the Company.

PROPOSAL ONE – ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2021. All directors will be elected by holders of the Company’s Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE SEVEN NOMINEES FOR DIRECTOR NAMED IN PROPOSAL ONE.

Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of June 3, 2020. Directors Cesario, Tayne, Klimek, Gisonni, Li, W. Zhang and Y. Zhang are all presently directors of the Company. On June 1, 2020 John Schwan retired from his position as Chairman of the Board of Directors and Steve Merrick retired from his position as a director of the Company.

Frank Cesario, age 50, President, Chief Executive Officer, Chief Financial Officer and Secretary. Mr. Cesario joined the Company in November 2017 as Chief Financial Officer and was named President and Chief Executive Officer in December 2019. Mr. Cesario was appointed as Secretary on June 1, 2020. He brings nearly 20 years of CFO and controller experience at manufacturing entities. Prior to joining CTI, Mr. Cesario served in similar roles with Nanophase Technologies Corporation and ISCO International, Inc., publicly traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as Turf Ventures LLC, a privately held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an MBA (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois, and is a registered CPA in the State of Illinois.

Bret Tayne, age 61, Director. Mr. Tayne has been a director of the Company since 1997. He has been president of Everede Tool Company and Intrepid Tool Industries since 1992 and 1999, respectively. From 1988 to 1992, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company. Mr. Tayne received a BA Degree from Tufts University and an MBA from Northwestern University. Mr. Tayne brings over 20 years of general management, finance, sales, product, and marketing experience to the Company.

 John M. Klimek, age 61, Director. Mr. Klimek has been a director of the Company since June 2013. Mr. Klimek has been a practicing attorney in Illinois since 1984 specializing in corporate and securities law. From August 2004 to July 2018, Mr. Klimek was employed by HFR Asset Management, LLC, Chicago, Illinois, a hedge fund management company, most recently as President. Mr. Klimek brings strong financial, business and market acumen as well as compliance expertise and negotiating skills to the CTI Board. He holds a Juris Doctor and a BS Degree in Accountancy, both from the University of Illinois, Champaign-Urbana. He is also a director of Reliv International, Inc. (NASDAQ – RELV).

Art Gisonni, age 52, Director. Mr. Gisonni has been a director of the Company since 2019. An entrepreneur for a majority of his career, Mr. Gisonni has co-founded and built several businesses with successful exits. He is a co-owner of several companies that specialize in staffing, loans, investing and real estate, respectively. Prior to these business ventures, he co-created the largest amateur golf tour in North America from 2002-2007, The Golf Channel Amateur Tour, which he sold to the Golf Channel/Comcast Corporation in 2007. Mr. Gisonni attended Southern New Hampshire University.

Yubao Li, age 38, Chairman of the Board. Mr Li has served as a Director of the Company since January 13, 2020 and was elected as Chairman of the Board on June 1, 2020. Mr. Li has been serving as the Chairman of Yunhong International since its inception in January 2019 and served as its Chief Executive Officer from January 2019 to September 2019. Mr. Li has been serving as the president of Hubei Academy of Science and Technology since July 2018, one of the key multi-disciplinary universities in the province of Hubei. Since June 2018, Mr. Li has been serving as the Director of Photoproteins Research Centre at China’s Academy of Management Science, a research institute situated in Beijing where he supports innovation by defining the research focus of the group. Mr. Li also serves as a director and/or officer of several other entities, including as the Executive Director and General Manager of Hubei Teruiga Energy Co., Ltd, a new energy technology company, since November 2017, the Executive Director of Hubei Yuntong Energy Co., Ltd., a solar power and agriculture company, since April 2016, the Executive Director and General Manager of Hubei Yun Hong photovoltaic Co., Ltd., a solar power and agriculture company, since May 2016, the President of Hubei Yunhong Deren Tourism Co., Ltd., a tourism project developer, since May 2016 and the President of Yunhong Group Holdings Co., Ltd., a company engaged in the business of solar power construction and solar photovoltaic power generation, since 2013. In addition, in 2013, Mr. Li founded China Hubei Yunhong Energy Group Co., Ltd., a Chinese nutrition company operating in China and abroad, and he currently serves as the Chairman of its board of directors. Mr. Li received his EMBA in Investment, Financing and Capital Strategy from Peking University. Due to his extensive investment and management experiences, we believe Mr. Li is well qualified to serve as a director and as Chairman of the Board.

Wan Zhang, age 32, Director. Ms. Wan Zhang is currently Senior Manager at Taikang Bybo Dental Group, Beijing, China, leading group strategic planning and operations supervision. Before joining Taikang, Ms. Zhang served as Senior Manager at PKU Healthcare Group, Beijing, China. From 2014-2018, Ms. Zhang was a Manager & Board Secretary at Capital Healthcare Group, Beijing, China, working in the Strategic Investment department. She also worked as Board Secretary & Assistant to Director of Operations at Capital Healthcare’s subsidiary-Aiyuhua Women’s and Children’s Hospital, Beijing, China. Ms. Zhang’s previously served as Assistant Board Secretary at Tsit Wing Group, Hong Kong. Ms. Zhang began her career with Albert YK Lau & Co (Certified Public Accountants), Hong Kong, as Auditor & Board Secretary. Ms. Zhang is proficient in English, Cantonese and Mandarin. She was a student member of Chartered Secretaries in Hong Kong and is a Certified Board Secretary of ShenZhen Stock Exchange. Ms. Zhang graduated from Wuhan University with a Bachelor of Science degree in Biology and Lingnan University with a Master’s degree in International Banking and Finance.

Yaping Zhang, age 30, Director. Yaping Zhang was elected as a Director of the Company on June 1, 2020. Yaping Zhang has served as Board Secretary of Yunhong Group Holdings Co. Ltd. Since 2017, after previously serving for two years as Assistant Chairman of Hubei Yunhong Energy Group Holdings Co. Ltd. Yaping Zhang has a Master’s Degree in Literature from Wuhan University and serves as Honorary Vice President of the Sichuan Disabled persons' Federation since 2019.

Executive Officers Other Than Nominees

Jana Schwan, age 43, Vice President - Operations.  Ms. Schwan has been employed by the Company in various operational, purchasing, and product development capacities since September 2002, and was named Vice President of Operations in 2017.

Jana Schwan is the daughter of John Schwan, who has served as Chairman of the Board of Directors, among other roles with the Company.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Illinois Business Corporation Act and the Amended and Restated Articles of Incorporation and By-laws of the Company, as amended. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman of the Board of Directors, the Chief Executive Officer, the President and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

During 2019, the Board of Directors had seven members. The Board met 15 times during 2019. During 2019, no director attended less than 75% of the combined Board of Directors and Committee meetings. The Board has determined that each of Bret Tayne, John Klimek, Art Gisonni, Yubao Li and, Stanley Brown and John Collins, during their tenure as directors of the Company in 2019, were independent based upon the application of the rules and standards of the NASDAQ Stock Market.

Board Leadership Structure

The Chairman of the Board of Directors presides over the meetings of the Board of Directors and communicates with the Chief Executive Officer, the President and the independent members of the Board. Frank Cesario, President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, is also a member of the Board of Directors. Mr. Cesario, with his senior management team at the Company, providing leadership in sales, marketing, operations, finance, financial reporting, compliance and legal affairs of the Company. Mr. Cesario reports to the Board of Directors. The Board of Directors believes that this role provides the most efficient and effective leadership model for the Company, providing perspective and direction with regard to business strategies and plans to both the Board and management. The Company has no bylaw or policy in place that mandates that an officer serve as Chairman of the Board. The Board of Directors periodically evaluates its leadership structure.

All members of the Company’s Audit, Compensation and Nominating and Governance Committees have been determined to be independent based on application of the rules and standards of the NASDAQ Stock Market.

Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s Chief Executive Officer, President and Chief Financial Officer. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through management and committee reports to the full Board about these and other operational risks.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne (Chairman), Mr. Klimek and Mr. Gisonni. Each of the members of the Audit Committee is “independent” based on the application of the rules and standards of the NASDAQ Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Tayne has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and meets the requirements for an audit committee financial expert as set forth in that item. The Audit Committee held 6 meetings during fiscal year 2019, including meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which has been posted and can be viewed on the Company’s website at http://www.ctiindustries.com under the section entitled “Investor Relations.” In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with management and the Company’s independent registered public accounting firm, RBSM LLP (“RBSM”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380, as amended). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of RBSM as the Company’s independent registered public accounting firm.

Bret Tayne, Audit Committee Chair

John Klimek, Member

Art Gisonni, Member

Compensation Committee

The Compensation Committee is composed of Art Gisonni (Chairman), Bret Tayne and John Klimek. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the NASDAQ Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The Compensation Committee met 1 time during 2019.

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee. The Nominating and Governance Committee consists of three directors, John Klimek (Chairman), Art Gisonni and Bret Tayne. The Nominating and Governance Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards for the NASDAQ Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. When filling vacancies on the Board of Directors, the Nominating and Governance Committee seeks out and evaluates potential candidates from a variety of sources that may include recommendations by security holders, members of management, the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation.

While diversity is not a leading factor in the Nominating Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the foregoing, it is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties.

The Nominating Committee did not meet in 2019. All of the independent directors of the Board of Directors participated in the nominating process and voted in favor of the nomination of each of the nominees for election as directors.

COMPENSATION OF DIRECTORS AND OFFICERS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

Summary Compensation Table

The following table sets forth summary compensation information with respect to the Principal Executive Officer and each of the two other most highly compensated executive officers. These individuals, including the Principal Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

				Non-Equity
			Option	Incentive Plan	All other
Name/Title	Year	Salary	Awards	Compensation	compensation(5)	Total
			(1)	(2)

Frank Cesario	2019	$175,577	$-	$-	$-	$175,577
President, Chief Executive Officer, Chief Financial Officer and Secretary (3)	2018	$147,000	$-	$-	$-	$147,000

Jeffrey Hyland	2019	$243,000	$-	$-	$12,377	$255,377
(Formerly Chief Executive Officer) (4)	2018	$238,578	$164,806	$-	$13,387	$416,771

Jana Schwan	2019	$120,769	$-	$-	$6,134	$126,903
VP Operations	2018	$110,000	$-	$-	$7,683	$117,683

(1)	Reflects the compensation expense recognized in 2019 and 2018 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements.
(2)	Amounts determined under the Company's incentive compensation program.
(3)	Mr. Cesario joined the Company in November 2017 as Chief Financial Officer and became President and Chief Executive Officer during December 2019. Mr. Cesario was appointed as Secretary on June 1 2020.
(4)	Mr. Hyland joined the Company as President in December 2017, became Chief Executive Officer during November 2018, and retired due to personal reasons during December 2019.
(5)	Other compensation includes participation in companywide employee benefit programs, primarily the Company paid portion of employee health insurance.

Narrative Disclosure for Summary Compensation Table

Employment Agreements with Our Named Executive Officers

On December 1, 2017, the Company and Jeffrey S. Hyland entered into an Employment Agreement employing Mr. Hyland as President of the Company (the “Hyland Employment Agreement”). The Hyland Employment Agreement has a three-year term and provided for Mr. Hyland to receive an annual base salary of $243,000 and a one-time signing bonus of $75,000, payable on or before February 28, 2018. Pursuant to the Hyland Employment Agreement, Mr. Hyland would be entitled to participate in the Company’s 2009 Stock Incentive Plan and other employee benefit plans maintained by the Company. The Hyland Employment Agreement included covenants requiring Mr. Hyland to maintain the confidentiality of confidential information of the Company, non-competition for a period of 24 months after termination of employment, and assignment of rights in work product and inventions. Mr. Hyland resigned for personal reasons during December 2019.

Pursuant to the Hyland Employment Agreement, on December 1, 2017, Mr. Hyland received certain equity awards under the Company’s 2009 Stock Incentive Plan. Mr. Hyland received (i) 25,000 shares of restricted stock, (ii) incentive stock options to purchase up to 65,000 shares of common stock at the price per share of $3.79, (the closing price on November 30, 2017) and (iii) non-qualified options to purchase up to 260,000 shares at the price of $3.79 per share, all of which had vested at the time of his resignation.

The Hyland Employment Agreement also provided for certain compensation to be paid to Mr. Hyland upon the termination of the Hyland Employment Agreement without cause or upon a change in control. Based on the nature of his resignation, Mr. Hyland’s equity listed above vested immediately. All of Mr. Hyland’s incentive stock options and non-qualified stock options terminated without exercise during March 2020.

On March 25, 2020, the Company and Mr. Hyland entered into a consulting agreement and mutual release, pursuant to which the Company paid to Mr. Hyland a lump sum of $50,000 in exchange for consulting services that he provided to the Company during 2020. The consulting agreement terminated in March 2020.

Information Relating to Cash Incentives

The Board of Directors has adopted an Incentive Compensation Plan (the “Plan”), attached hereto as Exhibit A, providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and several other executive officers and managers may receive incentive compensation payments, determined on a quarterly and annual basis, based upon the income of the Company before provision for income tax or for incentive compensation if the net income exceeds a threshold amount of profit for any quarter of $100,000 and, for the year, of $250,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers and managers who participate in the pool of incentive compensation based upon a percentage allocation recommended by the Compensation Committee and determined by the Board of Directors each year. Pool II covers other executives and managers who are selected to participate in proportions determined by management. Under the Plan, the award to each participant in Pool I represents a percent of income and the Pool II award, in the aggregate, represents a percent of income. The Compensation Committee recommends the amount of the incentive compensation awards which, in the aggregate, may not exceed sixteen percent of the net income of the Company (before provision for income tax or incentive compensation under the Plan). Further, the amount of incentive compensation to any participant may not exceed the annual base compensation of the participant. The Compensation Committee believes such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the shareholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

In determining the executives who participate in the incentive compensation awards in Pool I each year, and the relative amount of the award to each participant, the Compensation Committee considers and takes into account (i) the position of the executive, (ii) the level of responsibility and authority of the executive, (iii) the performance of the executive, and (iv) the extent to which the executive is in a position to affect the financial results and profitability of the Company.

No awards were issued during 2019.

Long-Term Equity Incentives

On April 15, 2009, the Board of Directors approved for adoption, and on June 5, 2009, the shareholders of the Company approved, the Company’s 2009 Stock Incentive Plan. From time to time, upon the recommendation and action of the Compensation Committee and Board of Directors, awards have been issued to officers, directors, or management personnel of the Company. The Board of Directors has determined that no further options will be granted under the 2009 Stock Incentive Plan

On June 8, 2018, our shareholders approved the 2018 Stock Incentive Plan (“2018 Plan”). The 2018 Plan authorizes the issuance of awards for up to 300,000 shares of common stock of the Company in the form of incentive stock options, non-statutory stock options, restricted stock awards and unrestricted stock awards to officers, directors and employees of, and consultants and advisors to, the Company or its affiliates. The 2018 Plan is administered by the Compensation Committee of the Company who is authorized to select the recipients of awards, determine the number of shares to be covered by any award and to determine and modify the terms and conditions and restrictions of the award consistent with the 2018 Plan. The actual grant for each recipient under the 2018 Plan is determined by taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive or director. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of the grant.

No stock options or grants were awarded or issued during 2019.

Retirement Benefits

The Company maintains a 401(k) employee savings plan (the “401(k) Plan”) in which all salaried employees are eligible to participate. The 401(k) Plan is a tax qualified retirement plan.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the 401(k) Plan and the Company will contribute a matching amount to the 401(k) Plan each year. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the 401(k) Plan. Under the terms of the 401(k) Plan, the Company may make a matching contribution. During 2017, the Board of Directors determined to cease matching contributions under the 401(k) Plan for the balance of the year. No Company contributions to the 401(k) plan were made during 2019.

Outstanding Equity Awards

The following chart sets forth all outstanding equity awards to Named Executive Officers of the Company as of December 31, 2019. All awards are in the form of options to purchase Common Stock of the Company.

OUTSTANDING EQUITY AWARDS

	Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Steve Merrick (retired June 1, 2020)	8,000	2,000	$5.57	12/30/2020	(1)

John Schwan (retired June 1, 2020)	8,000	2,000	$5.57	12/30/2020	(1)

Jana Schwan	3.625	-	$5.06	12/30/2020	(2)
(1)	The stock option granted vests in one-fifth increments on each of June 30, 2016, 2017, 2018, 2019 and 2020.
(2)	The stock option granted vests in one-fifth increments on each of December 30, 2015, 2016, 2017, 2018 and 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans by security holders	471,144	$3.97	-

Equity compensation plans not approved by security holders	-	-	-

Total	471,144	$3.97	-

Payments Upon Termination or Change in Control

The Hyland Employment Agreement provided that, in the event of termination of the Hyland Employment Agreement by the Company without cause, at the expiration of any term of the Hyland Employment Agreement, or by Mr. Hyland for good cause, Mr. Hyland shall be entitled to receive severance pay in an amount equal to one-year’s base salary, payable in equal installments beginning within 30 days of the termination date. Further, in the event of a change in control, if the Hyland Employment Agreement is terminated within one year of the change in control by Mr. Hyland for good cause, by the Company without cause or due to failure to renew, Mr. Hyland will be entitled to receive, within 60 days following the termination date, a lump sum severance payment equal to his base salary for the year in which the Hyland Employment Agreement was terminated. Mr. Hyland resigned during December 2019 for personal reasons. His subsequent consulting agreement with the Company is described herein.

Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2019:

DIRECTOR COMPENSATION

	Director's	Option	All other
Name	Fees	Awards (1)	compensation		Total
Stanley M. Brown	$5,000	$-	$-	(2)	$5,000

Bret Tayne	$5,000	$-	$-		$5,000

John I. Collins	$5,000	$-	$-		$5,000

John M. Klimek	$5,000	$-	$-		$5,000

(1)	Reflects the compensation expense recognized in 2019 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements.

(2)	Reflects consulting fees paid for services in connection with investor relations activities.

Narrative Description of Director Compensation

Non-management members of the Board of Directors receive a monthly fee of $1,250 plus $500 for each meeting of the Board of Directors or any Committee of the Board attended. Payments were suspended as of May 2019, the liability for which was accrued but no payments made since this date.

Agreements Between Third Parties and Directors

There are no agreements or arrangements by which any directors or nominees are to receive compensation or other payments from third parties in return for serving on the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, the Company believes that during calendar year 2019, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were satisfied except as follows: On June 1, 2020, Art Gisonni’s filed his past-due Form 3 in connection with his appointment as a Director of the Company. The Company timely disclosed Mr. Gisonni’s appointment in its Current Report on Form 8-K filed on October 24, 2019.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.” The Company will provide to any person without charge upon request a copy of the Code of Ethics. You may make such request by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and providing a return address.

Certain Relationships and Related Transactions

 During the period from January 2003 to the present, John H. Schwan, former Chairman of the Board, has made loans to the Company which have outstanding balances of $1.1 million and $1.6 million as of December 31, 2019 and 2018, respectively, as Mr. Schwan converted $0.6 million of these notes into approximately 180,000 shares of our common stock during 2019. During 2019 and 2018, interest expense to this individual on these outstanding loans was $61,000 and $93,000, respectively.

During 2010, two entities owned by officers and principal shareholders of the Company (John H. Schwan and Stephen M. Merrick) provided financing to Flexo Universal, the Company’s Mexico subsidiary, for the acquisition and construction of latex balloon production and related equipment. The entities included Venture Leasing L.L.C., (“VLUS”), an Illinois limited liability company, which is 100% owned by an entity owned by Mr. Schwan and Mr. Merrick, and Venture Leasing Mexico S. A. de R. L (“VLM”), a Mexico company which is also owned 100% by entities owned by Mr. Schwan and Mr. Merrick. Title to the equipment remained in the name of VLM. VLM leased the equipment to Flexo Universal pursuant to a lease under which Flexo Universal paid to VLM rental payments at the rate of approximately $9,000 per month and had the right to purchase the equipment from VLM at the expiration of the lease at fair market value. During 2016, the lease expired and Flexo Universal purchased the equipment from VLM. The Company has not provided any guarantees related to VLUS or VLM and no creditors of the variable interest entities have recourse to the general credit of the Company as a result of including VLUS & VLM in the consolidated financial statements. The accounts of VLM and VLUS have been consolidated with the accounts of the Company for the first six months of 2019 and 2018, but no longer meet the standards for consolidation going forward.

John H. Schwan, former Chairman of the Board, through an investment entity, and Stephen M. Merrick, former Chief Executive Officer and a former Director of the Company, also through an investment entity, own, in aggregate, a 50% interest in Clever Organizing Solutions (formerly Clever Container Company L.L.C., “Clever”), an Illinois limited liability company. The Company acquired a 28.5% interest in Clever from third parties in 2016. As above, during the first six months of 2019 and 2018, the results of Clever were consolidated with the financial statements of the Company. At that point it was determined that Clever no longer met the requirements for consolidation.

Relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants or have conflicts of interest are reviewed and approved by the Audit Committee. While the Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances, the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of the matter. The Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting our stockholders to provide advisory approval of the compensation of our Named Executive Officers as disclosed in the Executive Compensation section of this proxy statement, including the compensation tables and narrative discussion set forth on pages 14 to 18 of this proxy statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC Rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers (commonly referred to as “say-on-pay”). The advisory resolution which will be presented and voted upon at the Annual Meeting is as follows:

RESOLVED, that the stockholders of Yunhong CTI Ltd. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Executive Compensation section of this proxy statement, including the compensation tables and narrative discussion set forth on pages 14 to 18 of the proxy statement.

Effects of the Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions.

Vote Required

The resolution approving, on an advisory basis, the compensation of our Named Executive Officers will be approved if a majority of the votes cast affirmatively or negatively at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

Discussion

Our Compensation Committee and our Board of Directors who are responsible for designing and administering our executive compensation program, have designed our executive compensation program to provide a competitive and internally equitable compensation program and benefits package that reflects company performance, job complexity and the value provided, while also promoting long-term retention, motivation and alignment with the long-term interests of the Company’s stockholders.

We encourage you to carefully review the Executive Compensation section of this proxy statement including the compensation tables and narrative discussion set forth on pages 14 to 18 of this proxy statement. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this proxy statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers. Accordingly, we are asking you to vote, on an advisory basis “FOR” the foregoing resolution at the Annual Meeting.

PROPOSAL THREE – ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

At the Annual Meeting, stockholders will be given the opportunity to vote on whether they prefer to have future “say-on-pay” votes occur (i) every year, (ii) every two years or (iii) every three years. The Company believes that the current frequency of voting every three years, and reconsidering the frequency of voting every six years, has been effective in the past and should be continued.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF HOLDING FUTURE “SAY-ON-PAY” ADVISORY VOTES EVERY THREE YEARS

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers. See Proposal Two above in this proxy statement. The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on an advisory resolution regarding the frequency of future “say-on-pay” votes.

Stockholders may vote to recommend that future “say-on pay” votes be held every year, every two years or every three years. The Board of Directors presently believes that future “say-on-pay” votes should occur every three years. The Board of Directors believes that holding a “say-on-pay” vote every three years is most consistent with the Company’s approach to executive compensation in which the Company seeks to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term. The Board of Directors believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operation. It will also minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (e.g., every year or every two years).

Effects of Advisory Vote

Because the vote on this matter is advisory in nature, it will not be binding on the Board of Directors. However, the Board of Directors will consider the outcome of the vote, along with other factors, when making its decision about the frequency of future “say-on-pay” votes.

Vote Required

This proposal is being submitted to enable stockholders to express a preference as to whether future “say-on-pay” votes should be held every year, every two years or every three years. The selection that receives a plurality of affirmative votes will be considered the preference of the stockholders. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

PROPOSAL FOUR – SELECTION OF AUDITORS

RBSM

On January 3, 2020, the Company and its Audit Committee approved the engagement of RBSM LLP (“RBSM”), a PCAOB qualified accounting firm, as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2019, effective immediately.

The Audit Committee and Board of Directors has selected and approved RBSM as the independent registered public accounting firm to audit our financial statements for the Company’s fiscal year ended December 31, 2020, subject to ratification by the shareholders at the Annual Meeting.

During the Company’s fiscal year ended December 31, 2019, there were no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

RBSM will not be present at the meeting.

Plante and Moran PLLC

During April 2019, Plante & Moran PLLC (“PM”) notified the Company that it was declining to stand for reappointment as the Company’s independent registered public accounting firm.

The audit reports of PM on the Company's consolidated financial statements as of and for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company’s financial statements for the year ended December 31, 2018 contained a paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

Except to the extent described below, in connection with the decision of PM not to stand for reappointment, during the Company’s two most recent years and the subsequent interim period through April 2019, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PM’s satisfaction, would have caused PM to make reference to the subject matter of such disagreement in connection with its report and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

A disagreement occurred with PM in connection with the Company’s preparation of its Form 10-K for the year ended December 31, 2018, which pertained to the Company’s assessment of certain deferred tax assets following its determination of a substantial doubt as to its ability to continue as a going concern related, in part, to a subsequent event. The disagreement was resolved between the Company and PM with no misstatements in the Company’s financial statements.

Our Audit Committee discussed the subject matter of the foregoing disagreement with PM, and the Company has authorized PM to respond fully to any inquiries of RBSM, including with respect to the disagreement and material weakness discussed below.

As disclosed in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, management determined a material weakness in internal control over financial reporting related to the Company’s capabilities, processes, and controls for development of certain financial statement estimates as not sufficient to ensure that such estimates take into account all potential financial outcomes and their probabilities, are based on sufficient persuasive and objective evidence, and result in recognition of amounts that are appropriate and consistent with the requirements of U.S. GAAP. In particular, the Company determined review and monitoring controls with respect to the reporting of deferred tax assets and the related tax provision that were not designed or operating at a level of precision sufficient to ensure prevention of material misstatements. These deficiencies resulted in audit adjustments with respect to the consolidated financial statements for the period ended December 31, 2018 in the areas of investment impairment, inventory reserves, and deferred tax asset valuation allowances. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management determined that certain subsequent events were not properly captured in its deferred tax in its analysis of the items above, and further that these deficiencies constitute a material weakness that was not identified and remediated as of December 31, 2018. Based on this material weakness, management concluded that at December 31, 2018, internal control over financial reporting was not effective.

During the Company’s fiscal years ended December 31, 2019 and December 31, 2018, the auditors informed the Company that there had not been any reportable events, except for PM’s notification to the Company on April 16, 2019 that PM had decided to not stand for reappointment as the Company’s independent registered public accounting firm. The Company disclosed PM’s decision in its Current Report on Form 8-K dated April 22, 2019.

Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by the auditors for the years ended December 31, 2019 (RBSM) and 2018 (PM):

	Dec. 31, 2019	Dec. 31, 2018
Audit Fees (1)	$265,000	$242,618
Other Audit Related Fees (2)	-	3,525
Tax Fees	-	-
All Other Fees (3)	10,000	23,750
Total Fees	$275,000	$269,893

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Includes fees and expenses for other audit related activity provided by PM.

(3)	Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

All audits, tax and other services to be performed by the auditors for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of services and an estimate of the anticipated costs to perform those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence. The Audit Committee of the Board of Directors considered the effect of any such services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by the auditors was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

Shareholder Proposals for 2021 Proxy Statement

Under our Amended and Restated By-Laws and the procedures established by the Securities and Exchange Commission, certain requirements exist for submitting shareholder proposals for inclusion at an annual meeting. Among other things, a shareholder must give written notice of the proposal to the Secretary of the Company not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of mailing proxies for the prior year’s annual meeting, provided, however, that if the date of the next annual meeting is moved by more than thirty (30) days from the date of this year’s annual meeting, shareholders must give written notice a reasonable time before the Company begins to print and send its proxy materials for such annual meeting. Delivery to the Secretary shall be by hand or by certified or registered mail, return receipt requested. Additionally, our Amended and Restated By-Laws provide the requirements for the calling of a special meeting, including setting of a demand record date, requiring the demand of shareholders holding no less than one-fifth of the issued and outstanding stock of the Company, and the agreement of such shareholders to pay the cost of holding such meeting, including preparation and mailing of the proxy materials, except if all the proposed resolutions are adopted, the soliciting shareholders are not required to pay such costs. Our Amended and Restated By-Laws include additional requirements for a shareholder to nominate a person as director, including notice requirements and information as to the nominee.

Proposals by shareholders for inclusion in the Company's proxy statement and form of proxy relating to the 2021 Annual Meeting of Shareholders, which is tentatively scheduled to be held on June 7, 2021, should be addressed to the Secretary, Yunhong CTI Ltd., 22160 North Pepper Road, Lake Barrington, Illinois 60010, and must be received at such address no earlier than January 8, 2021 and no later than February 7, 2021. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail return receipt requested.

A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting including information on the shareholder on whose behalf the proposal is made which would be required to be disclosed in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, (2) the name and address, as they appear on the Company’s records, of the shareholder proposing such business, (3) a representation that the shareholder is a holder of record of shares of stock of the Company entitled to vote with respect to such business and intends to appear in person or be represented at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Company which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business.

Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 or by telephoning (847) 382-1000.

Shareholder Communications

The Nominating and Governance Committee of our Board has established the following process for shareholders to communicate with the Board. Shareholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o Yunhong CTI Ltd., 22160 N. Pepper Road, Lake Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholders and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from shareholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all shareholders correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

Dated: June 8, 2020

BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Frank J. Cesario
Frank J. Cesario, President, Chief Executive Officer, Chief Financial Officer and Secretary

EXHIBIT A

Form of Incentive Compensation Plan

1

CTI INDUSTRIES CORPORATION

INCENTIVE COMPENSATION PLAN

This CTI Industries Corporation Incentive Compensation Plan (herein the “Plan”) sets forth the plan and program of CTI Industries Corporation (the “Company”) for incentive and bonus compensation to be paid to executive and managerial employees of the Company. This Plan has been developed and recommended by the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”) and has been adopted and approved by the Board of Directors of the Company (“Board”) effective as of September 28, 2007 and shall remain in effect until terminated by act of the Board.

ARTICLE I – ESTABLISHMENT AND PURPOSE

1.1     Effective Date. This Plan shall be effective as of January 1, 2007 and shall remain in effect until terminated by resolution of the Board. This Plan may be modified in whole or in part, at any time or from time to time, by resolution of the Board.

1.2     Purposes. The purposes of this Plan are:

(i)     reward key individuals who influence the profitability of the Company for performance affecting the profitability of the Company;

(ii)     provide an incentive opportunity based on achieving profitability of the Company which will enable the Company to attract, motivate and retain executives.

ARTICLE II – DEFINITIONS AND CONSTRUCTION

2.1     Definitions. The following terms shall have the meanings stated below unless the context clearly indicates otherwise:

(a)     “Board” shall mean the Board of Directors of the Company;

(b)     “Compensation Committee” shall mean the Compensation Committee of the Board.

(c)     “Employee” shall mean an individual who is in the employ of the Company.

(iii)     “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or amended.

2

(d)     “Incentive Compensation” shall mean the amount to be paid, in the form of cash, to a Participant, under the terms of this Plan

(e)     “Net Income” shall mean the net income of the Company, on a consolidated basis, determined in accordance with generally accepted accounting principals consistently applied, before provision for income tax and before provision for any incentive compensation payable under this Plan. Net Income shall not include extraordinary or non-recurring income, expenses or events, such items and amounts to be determined by the Compensation Committee in their sole discretion.

(f)     “Participant” shall mean an employee, officer or director of the Company who shall be designated by the Compensation Committee as a Participant in this Plan. Participants shall be designated as participants either in Pool I or Pool II.

(g)     “Plan Year” shall mean a calendar year.

2.2     Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3     Rights of Participants. This Plan shall not, and shall not be construed to, give a Participant any right to be retained in the service or employment of the Company or the right to any benefit not provided by this Plan.

2.4     Severability. In the event that any provision of this Plan shall be held invalid or illegal for any reason, any such invalidity or illegality shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan, and the Company shall have the right to correct and remedy such illegal or invalid provision so as to make it valid, legal and enforceable.

2.5     Applicable Law. This Plan is intended to be exempt from Title IV of ERISA. This Plan shall be governed and construed in accordance with the laws of the State of Illinois.

ARTICLE III – PARTICIPATION

3.1     Designation of Pool I Participants. Prior to the beginning of each Plan Year, the Compensation Committee shall recommend to the Board which persons shall become Pool I Participants in the Plan for such Plan Year and shall designate, in such recommendation, the Award Amount; provided, however, that, for the Plan Year commencing January 1, 2007, such recommendation and designation shall be made on or before March 31, 2007. The Participants and Award Amounts for a Plan Year shall be established by resolution of the Board.

3

3.2     Designation of Pool II Participants. On or before November 30 of each Plan Year, management shall recommend to the Board of Directors and the Board of Directors shall designate and determine those employees of the Company who shall be Pool II Participants for such Plan Year and the relative amount of their participation in Pool II which shall may be expressed as a specific amount, or as a percentage of the Pool II Award Amount, as management and the Board of Directors shall determine.

ARTICLE IV – INCENTIVE AWARDS

4.1     Pool I Awards.

(a)     Incentive compensation awards for Participants in Pool I, and the amount of the incentive compensation to be paid to Pool II participants as a group, shall be expressed as a percent (“Award Amount”). Such Award Amount shall represent a percent of the Net Income of the Company for the period for which the incentive compensation is payable.

(b)     Pool I incentive compensation shall be determined and paid as follows:

(i)     Within 15 days after the filing of the Company’s Report on Form 10-Q for the quarters ended March 31, June 30 and September 30 of each Plan Year, the Company shall determine the amount of the Net Profit for the quarter then ended and shall pay to each Pool I Participant, as incentive compensation, an amount equal to fifty (50%) percent of such Participant’s Award Amount with respect to the Net Profit of the Company for such quarter;

(ii)     Within 15 days after the filing of the Company’s Report on Form 10-K for each Plan Year, the Company shall determine the amount of the Net Profit for the Plan Year and shall pay to each Pool I Participant, as incentive compensation, the full amount of the Participant’s Award Amount with respect to the Net Profit of the Company for the Plan Year, less the aggregate amount of incentive compensation previously paid to such Participant under this Plan during such Plan Year; provided that the amount shall not be less than zero.

(c)     No incentive compensation award shall be payable with respect to any calendar quarter in which the Net Income shall be less than $100,000 or for any Plan Year in which the Net Income shall be less than $250,000. The maximum amount of incentive compensation payable to any Participant shall be an amount equal to the annual base compensation of such Participant. In no event shall the aggregate amount of the Award Amounts exceed fifteen (15%) percent of the Net Income of the Company.

4

4.2     Pool II Awards

(a)     The Award Amount for Pool II participants shall be determined on or before March 1 for the Plan Year.

(b)     On or before November 30 of each Plan Year, management of the Company shall make an estimate of the Net Profit of the Company for the Plan Year and, on or before December 15 of each such Plan Year shall pay the Pool II Award Amount, determined on the basis of such estimated Net Profit, to Pool II Participants. The Pool II Award Amount shall be the amount determined by management in accordance with this paragraph and, neither such amount, or the amount of incentive compensation payable to Pool II Participants, shall be increased or decreased subsequent to such determination as the result of the actual Net Profit for the Plan Year.

4.3     Termination of Employment.

(a)     Nothing herein shall, or shall be deemed to, establish and contract or agreement for employment of any Participant or to entitle Participant to continue in the employ of the Company for the Plan Year or for any other term, or to receive any notice of termination or severance payments upon termination of employment.

(b)     Except as expressly provided herein, no Participant shall have any right to receive any incentive compensation, or other compensation or payment, from the Company. Incentive compensation payments provided for in this Plan shall become payable at the time and upon the terms provided herein and no right to receive incentive compensation payments hereunder shall be established or accrue except as, and at the times, expressly provided herein.

(c)     Except as expressly provided herein, a Participant whose employment with the Company is terminated, for any reason, prior to the date that an incentive compensation payment becomes payable to such Participant hereunder, shall not be entitled to receive an incentive compensation payment which would or may have become payable subsequent to the date of such termination, whether during or after the Plan Year, had such employee’s employment with the Company continued. With respect to a Pool I Participant whose employment with the Company is terminated during a Plan Year (a) by the Company other than for cause or (b) by reason of the death, disability or retirement of Participant, such Participant shall be entitled (i) to retain incentive compensation payments actually made to such Participant during such Plan Year and (ii) to receive an incentive compensation payment 45 days after the end of the Plan Year equal to (A) the amount payable to the Participant for the Plan Year multiplied by a fraction the numerator of which is the number of days of the Plan Year during which the Participant was employed by the Company and the denominator of which is 365, (B) less the amount of incentive compensation previously paid to such Participant during such Plan Year.

5

ARTICLE V – GENERAL PROVISIONS

5.1     Funding. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company or any subsidiary thereof for the payment of incentive compensation hereunder. No Participant or any other person shall have any interest in any particular assets of the Company or any subsidiary thereof by reason of the right to receive incentive compensation hereunder and all Participants shall have only the rights of a general unsecured creditor of the Company or any subsidiary with respect to any rights under the Plan.

5.2     Delay or Denial of Award; Special Circumstances. The Compensation Committee shall retain the right, in their sole discretion, in connection with an actual or possible breach of duty or trust, or fraud, by a Participant (i) to delay the payment of incentive compensation hereunder to such Participant during the period of investigation thereof or (ii) to deny the payment of incentive compensation hereunder. Further, the Compensation Committee shall be entitled, in its sole discretion, to consider special circumstances, including but not limited to anticipated future results of operations or commitments of the Company, and to reduce or eliminate the amount of incentive compensation which may otherwise be payable hereunder.

5.3     Interests Not Transferable. No incentive compensation payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charger prior to such receipt shall be void. The Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any incentive compensation under the Plan.

5.4     Administration of Plan. This Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the full authority and discretion to adopt rules and regulations to carry out the purposes and provisions of this Plan. The Compensation Committee is specifically granted the authority to interpret, in its sole discretion, all terms and provisions of this Plan and such interpretation, and all decisions and actions of the Compensation Committee with respect to the Plan, shall be conclusive and binding on all Participants and the Company. The Compensation Committee shall make decisions according to a majority vote and maintain a written record of its decisions and actions.

6

5.5     Indemnification and Exculpation. Each member of the Compensation Committee and of the Board and their agents, and all officers and employees of the Company acting with respect to the Plan, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense which may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company’s approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct. The right of indemnification contained in this provision are in addition to and in no way affect any rights to indemnification otherwise provided under the Company’s by-laws or Certificate of Incorporation.

5.6     Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for purposes of calculating benefits under any other employee benefit plans maintained by the Company, except as otherwise provided in any such benefit plan.

5.7     Notices. Any notices, requests, demands, elections or other communications provided for or permitted by this Plan shall be sufficient if in writing and personally delivered or sent by registered or certified mail to the Participant at the last address for such Participant on the records of the Company, or, in the case of the Company, at its principal offices.

5.8     Tax Liability. The Company may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable to withhold on behalf of the Participant and which may be assessed with regard to such payment.

IN WITNESS WHEREOF, CTI Industries Corporation has caused this instrument to be executed by its duly authorized officers pursuant to resolution of the Board effective the 1st day of January, 2007.

CTI INDUSTRIES CORPORATION

By: Howard W. Schwan

ATTEST:

By: /s/ Stephen M. Merrick

Secretary

7

YUNHONG CTI LTD
22160 N PEPPER RD
LAKE BARRINGTON, IL 6000-2301

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/28/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/28/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect 7 directors to hold office during the year following the annual meeting or until their successors are elected;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Frank Cesario
02 Bret Tayne
03 John M. Klimek
04 Art Gisonni
05 Yubao Li
06 Wan Zhang
07 Yaping Zhang

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000470833_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

YUNHONG CTI LTD
Annual Meeting of Shareholders
June 29, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frank Cesario, as proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Yunhong CTI Ltd. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, CST on 6/29/2020, at the 22160 N. Pepper Road Lake Barrington, Illinois 60010, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000470833_2 R1.0.1.18